Exhibit 23
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
CLARCOR INC.
The CLARCOR 401(k) Plan
We consent to the incorporation by reference in the Registration Statement No. 333-116466 of Clarcor Inc. on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the CLARCOR 401(k) Plan for the year ended December 31, 2007.

Nashville, TN